Exhibit 99.1

BLACKROCK TCP CAPITAL CORP. ANNOUNCES THIRD QUARTER 2025 FINANCIAL RESULTS INCLUDING NET INVESTMENT INCOME OF $0.32 PER SHARE; DECLARES A FOURTH QUARTER DIVIDEND OF $0.25 PER SHARE

SANTA MONICA, Calif., November 6, 2025 - BlackRock TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (NASDAQ: TCPC), today announced its financial results for the third quarter ended September 30, 2025 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•
On a GAAP basis, net investment income for the quarter ended September 30, 2025 was $27.3 million, or $0.32 per share on a diluted basis, which exceeded the regular dividend of $0.25 per share and special dividend of $0.04 per share that was paid to stockholders on September 30, 2025. Excluding amortization of purchase discount recorded in connection with the Merger(1), adjusted net investment income(1) for the quarter ended September 30, 2025 was $25.6 million, or $0.30 per share on a diluted basis.
•
Net asset value per share was $8.71 as of September 30, 2025, unchanged from June 30, 2025.
•
Net increase in net assets from operations on a GAAP basis for the quarter ended September 30, 2025 was $24.4 million, or $0.29 per share, compared to a $15.9 million, or $0.19 per share, net decrease in net assets from operations for the quarter ended June 30, 2025.
•
As of September 30, 2025, debt investments on non-accrual status represented 3.5% of the portfolio at fair value and 7.0% at cost, compared to 3.7% of the portfolio at fair value and 10.4% at cost as of June 30, 2025.
•
Total investment acquisitions and dispositions during the quarter ended September 30, 2025 were approximately $63.1 million and $139.5 million, respectively.
•
As of September 30, 2025, net regulatory leverage was 1.20x compared to 1.28x at June 30, 2025. The decrease was primarily due to the repayments in investments during the quarter.
•
For the three months ended September 30, 2025, Tennenbaum Capital Partners, LLC, the Company’s investment adviser (the “Advisor”) waived $1.8 million in management fees, or $0.02 per share. For the nine months ended September 30, 2025, the Advisor waived $5.5 million in management fees, or $0.06 per share.
•
On November 6, 2025, our Board of Directors declared a fourth quarter dividend of $0.25 per share, payable on December 31, 2025 to stockholders of record as of the close of business on December 17, 2025.

“We are encouraged by the progress we have made in executing against the strategic priorities we established at the start of the year – resolving challenged credits, improving the quality of our portfolio, and positioning TCPC to return to historical performance levels,” said Phil Tseng, Chairman, CEO, and Co-CIO of BlackRock TCP Capital Corp. “In the third quarter, non-accruals declined to 3.5% of the portfolio’s fair market value, down from 3.7% last quarter and 5.6% at the end of 2024. We have also reduced the average position size in our portfolio by making new investments in the current year with an average position size of $7.8 million compared to the average position size of $11.7 million at the end of 2024, creating a more diversified, lower risk portfolio.

“Our partnership with HPS and the creation of the Private Financing Solutions platform within BlackRock has been important catalysts for expanding our deal flow. Our pipeline is growing and we remain focused on selectively deploying capital into opportunities that directly align with our stated investment strategy and position TCPC to deliver attractive returns in the future.”

SELECTED FINANCIAL HIGHLIGHTS(1)

	Three months ended September 30,				Nine months ended September 30,
	2025		2024		2025		2024
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net investment income	$27,281,273	0.32	$33,877,641	0.40	$87,078,617	1.02	$97,964,446	1.26
Less: Purchase accounting discount amortization	1,645,031	0.02	3,044,864	0.04	4,440,925	0.05	7,278,861	0.09
Adjusted net investment income	$25,636,242	0.30	$30,832,777	0.36	$82,637,692	0.97	$90,685,585	1.17

Net realized and unrealized gain (loss)	$(2,911,561)	(0.03)	$(12,244,681)	(0.14)	$(57,720,901)	(0.68)	$(122,550,862)	(1.58)
Less: Realized gain (loss) due to the allocation of purchase discount	5,849,398	0.07	2,727,500	0.03	12,535,085	0.15	7,915,125	0.10
Less: Net change in unrealized appreciation (depreciation) due to the allocation of purchase discount	(7,494,429)	(0.09)	(5,772,364)	(0.07)	(16,976,010)	(0.20)	6,692,862	0.09
Adjusted net realized and unrealized gain (loss)	$(1,266,530)	(0.01)	$(9,199,817)	(0.10)	$(53,279,976)	(0.63)	$(137,158,849)	(1.77)

Net increase (decrease) in net assets resulting from operations	$24,369,712	0.29	$21,632,960	0.25	$29,357,716	0.35	$(24,586,416)	(0.32)
Less: Purchase accounting discount amortization	1,645,031	0.02	3,044,864	0.04	4,440,925	0.05	7,278,861	0.09
Less: Realized gain (loss) due to the allocation of purchase discount	5,849,398	0.07	2,727,500	0.03	12,535,085	0.15	7,915,125	0.10
Less: Net change in unrealized appreciation (depreciation) due to the allocation of purchase discount	(7,494,429)	(0.09)	(5,772,364)	(0.07)	(16,976,010)	(0.20)	6,692,862	0.09
Adjusted net increase (decrease) in assets resulting from operations	$24,369,712	0.29	$21,632,960	0.25	$29,357,716	0.35	$(46,473,264)	(0.60)

(1) On March 18, 2024, the Company completed its previously announced merger with BlackRock Capital Investment Corporation ("Merger"). The Merger has been accounted for as an asset acquisition of BlackRock Capital Investment Corporation ("BCIC") by the Company in accordance with the asset acquisition method of accounting as detailed in ASC 805-50 ("ASC 805"), Business Combinations-Related Issues. The Company determined the fair value of the shares of the Company's common stock that were issued to former BCIC shareholders pursuant to the Merger Agreement plus transaction costs to be the consideration paid in connection with the Merger under ASC 805. The consideration paid to BCIC shareholders was less than the aggregate fair values of the BCIC assets acquired and liabilities assumed, which resulted in a purchase discount (the “purchase discount”). The consideration paid was allocated to the individual BCIC assets acquired and liabilities assumed based on the relative fair values of net identifiable assets acquired other than “non-qualifying” assets and liabilities (for example, cash) and did not give rise to goodwill. As a result, the purchase discount was allocated to the cost basis of the BCIC investments acquired by the Company on a pro-rata basis based on their relative fair values as of the effective time of the Merger. Immediately following the Merger, the investments were marked to their respective fair values in accordance with ASC 820 which resulted in immediate recognition of net unrealized appreciation in the Consolidated Statement of Operations as a result of the Merger. The purchase discount allocated to the BCIC debt investments acquired will amortize over the remaining life of each respective debt investment through interest income, with a corresponding adjustment recorded to unrealized appreciation or depreciation on such investment acquired through its ultimate disposition. The purchase discount allocated to BCIC equity investments acquired will not amortize over the life of such investments through interest income and, assuming no subsequent change to the fair value of the equity investments acquired and disposition of such equity investments at fair value, the Company may recognize a realized gain or loss with a corresponding reversal of the unrealized appreciation on disposition of such equity investments acquired.

As a supplement to the Company’s reported GAAP financial measures, we have provided the following non-GAAP financial measures that we believe are useful:

•
“Adjusted net investment income” – excludes the amortization of purchase accounting discount from net investment income calculated in accordance with GAAP;
•
“Adjusted net realized and unrealized gain (loss)” – excludes the unrealized appreciation resulting from the purchase discount and the corresponding reversal of the unrealized appreciation from the amortization of the purchase discount from the determination of net realized and unrealized gain (loss) determined in accordance with GAAP; and
•
“Adjusted net increase (decrease) in net assets resulting from operations” – calculates net increase (decrease) in net assets resulting from operations based on Adjusted net investment income and Adjusted net realized and unrealized gain (loss).

We believe that the adjustment to exclude the full effect of purchase discount accounting under ASC 805 from these financial measures is meaningful because of the potential impact on the comparability of these financial measures that we and investors use to assess our financial condition and results of operations period over period. Although these non-GAAP financial measures are intended to enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. The aforementioned non-GAAP financial measures may not be comparable to similar non-GAAP financial measures used by other companies.

PORTFOLIO AND INVESTMENT ACTIVITY

As of September 30, 2025, our consolidated investment portfolio consisted of debt and equity positions in 149 portfolio companies with a total fair value of approximately $1.7 billion, of which 89.7% was in senior secured debt. 83.0% of the total portfolio was first lien. Equity positions, which include equity interests in diversified debt portfolios, represented approximately 10.3% of the portfolio. 94.2% of our debt investments were floating rate, 95.2% of which had interest rate floors.

As of September 30, 2025, the weighted average annual effective yield of our debt portfolio was approximately 11.5%(1) and the weighted average annual effective yield of our total portfolio was approximately 10.3%, compared with 12.0% and 10.6%, respectively, as of June 30, 2025. Debt investments in nine portfolio companies were on non-accrual status as of September 30, 2025, representing 3.5% of the consolidated portfolio at fair value and 7.0% at cost.

During the three months ended September 30, 2025, we invested approximately $63.1 million, comprised of new investments in 5 new and 2 existing portfolio companies. Of these investments, $61.8 million, or 97.9% of total acquisitions, were in senior secured loans. The remaining $1.3 million, or 2.1% of total acquisitions, were comprised of equity investments. Additionally, we received approximately $139.5 million in proceeds from sales or repayments of investments during the three months ended September 30, 2025. New investments during the quarter had a weighted average effective yield of 10.1%. Investments we exited had a weighted average effective yield of 11.7%.

As of September 30, 2025, total assets were $1.8 billion, net assets were $740.0 million and net asset value per share was $8.71, as compared to $1.9 billion, $740.5 million, and $8.71 per share, respectively, as of June 30, 2025.

__________________________

(1) Weighted average annual effective yield includes amortization of deferred debt origination and accretion of original issue discount, but excludes market discount and any prepayment and make-whole fee income. The weighted average effective yield on our debt portfolio excludes non-accrual and non-income producing loans.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended September 30, 2025 was approximately $50.5 million, or $0.59 per share. Investment income for the three months ended September 30, 2025 included $0.03 per share from prepayment premiums and related accelerated original issue discount and exit fee amortization, $0.03 per share from recurring portfolio investment original issue discount and exit fee amortization, $0.06 per share from interest income paid in kind and $0.02 per share in dividend income. This reflects our policy of recording interest income, adjusted for amortization of portfolio investment premiums and discounts, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended September 30, 2025 were approximately $23.2 million, or $0.27 per share, including interest and other debt expenses of $16.8 million, or $0.20 per share, base management fees of $5.5 million, or $0.07 per share, offset by $1.8 million in management fee waiver, or $0.02 per share. As of September 30, 2025, the Company’s cumulative total return did not exceed the total return hurdle, and as a result, no incentive compensation was accrued for the three months ended September 30, 2025. Excluding interest and other debt expenses, annualized third quarter expenses were 3.4% of average net assets.

Net investment income for the three months ended September 30, 2025 was approximately $27.3 million, or $0.32 per share. Net realized loss for the three months ended September 30, 2025 was $97.0 million, or $1.14 per share. Net realized loss for the three months ended September 30, 2025 was comprised primarily of a $72.6 million loss from the restructuring of our investment in Razor and $13.2 million, $4.1 million, $3.9 million, and $2.0 million in losses from the disposition of our investments in Conergy, Iracore, INH Buyer, and Conventional Lending, respectively. Net unrealized gain for the three months ended September 30, 2025 was $94.1 million, or $1.11 per share. Net unrealized gain for the three months ended September 30, 2025 primarily reflects a $74.6 million reversal of previously recognized unrealized loss from the restructuring of our investment in Razor, $13.2 million, $4.9 million, $3.7 million, and $2.8 million reversals of previously recognized unrealized losses from the disposition of our investments in Conergy, INH Buyer, Iracore and Conventional Lending, respectively, and $7.3 million and $2.3 million in gains on our investments in NEP and Domo, respectively, partially offset by a $6.9 million unrealized loss on our investment in Alpine, a $1.5 million unrealized loss on our investment in Fishbowl, a $1.4 million unrealized loss on our investment in Pluralsight, a $1.3 million unrealized loss on our investment in SellerX, and a $1.3 million unrealized loss on our investment in Paramount. Net increase in net assets resulting from operations for the three months ended September 30, 2025 was $24.4 million, or $0.29 per share.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2025, available liquidity was approximately $527.7 million, comprised of approximately $466.1 million in available capacity under our leverage program, $61.0 million in cash and cash equivalents and $0.6 million in net receivable for investments sold.

The combined weighted-average interest rate on debt outstanding at September 30, 2025 was 4.98%.

Total debt outstanding at September 30, 2025, including debt assumed as a result of the Merger, was as follows:

Debt, net of unamortized issuance costs	Maturity	Rate		Carrying Value (1)	Available	Total Capacity
Operating Facility	2029	SOFR+2.00%	(2)	$151,942,500	$148,057,500	$300,000,000	(3)
Funding Facility II	2029	SOFR+2.00%	(4)	100,000,000	100,000,000	200,000,000	(5)
Merger Sub Facility(6)	2028	SOFR+2.00%	(7)	47,000,000	218,000,000	265,000,000	(8)
SBA Debentures	2026−2031	2.41%	(9)	111,200,000	—	111,200,000
2026 Notes ($325 million par)	2026	2.85%		325,111,245	—	325,111,245
2029 Notes ($325 million par)	2029	6.95%		322,229,902	—	322,229,902
Total leverage				1,057,483,647	$466,057,500	$1,523,541,147
Unamortized issuance costs				(5,868,338)
Debt, net of unamortized issuance costs				$1,051,615,309

(1)
Except for the 2026 Notes and 2029 Notes, all carrying values are the same as the principal amounts outstanding.
(2)
The outstanding amount was subject to a SOFR credit adjustment of 0.10%.
(3)
Operating Facility includes a $100.0 million accordion which allows for expansion of the facility to up to $400.0 million subject to consent from the lender and other customary conditions.
(4)
Subject to certain funding requirements and a SOFR credit adjustment of 0.15%.
(5)
Funding Facility II includes a $50.0 million accordion which allows for expansion of the facility to up to $250.0 million subject to consent from the lender and other customary conditions.
(6)
Debt assumed by the Company as a result of the Merger with BCIC.
(7)
The applicable margin for SOFR-based borrowings could be either 1.75% or 2.00% depending on a ratio of the borrowing base to certain committed indebtedness, and is also subject to a credit spread adjustment of 0.10%. If Merger Sub elects to borrow based on the alternate base rate, the applicable margin could be either 0.75% or 1.00% depending on a ratio of the borrowing base to certain committed indebtedness.
(8)
Merger Sub Facility includes a $60.0 million accordion which allows for expansion of the facility to up to $325.0 million subject to consent from the lender and other customary conditions.
(9)
Weighted-average interest rate, excluding fees of 0.35% or 0.36%.

On February 27, 2024, the Board of Directors approved a new dividend reinvestment plan (the “DRIP”) for the Company. The DRIP was effective as of, and will apply to the reinvestment of cash distributions with a record date after March 18, 2024. Under the DRIP, shareholders will automatically receive cash dividends and distributions unless they “opt in” to the DRIP and elect to have their dividends and distributions reinvested in additional shares of the Company’s common stock. Notwithstanding the foregoing, the former shareholders of BCIC that participated in the BCIC dividend reinvestment plan at the time of the Merger have been automatically enrolled in the Company’s DRIP and will have their shares reinvested in additional shares of the Company’s common stock on future distributions, unless they “opt out” of the DRIP. For the three months ended September 30, 2025, approximately $0.7 million of cash distributions were reinvested for electing participants through purchase of shares in the open market in accordance with the terms of the DRIP.

On April 29, 2025, our Board of Directors re-approved our stock repurchase plan to acquire up to $50.0 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934 (the “Company Repurchase Plan”), to be in effect through the earlier of April 30, 2026, unless further extended or terminated by the Company’s Board of Directors, or such time as the approved $50.0 million repurchase amount has been fully utilized, subject to certain conditions.

The following table summarizes the total shares repurchased and amounts paid by the Company under the Company Repurchase Plan, including broker fees, for the nine months ended September 30, 2025:

	Shares Repurchased	Price Per Share*	Total Cost
Company Repurchase Plan	69,446	$6.68	$464,080

RECENT DEVELOPMENTS

From October 1, 2025 through November 5, 2025, the Company repurchased 169,964 shares pursuant to the Company Repurchase Plan at a weighted average price of $5.80, for a total cost of $977,677.

On November 6, 2025, our Board of Directors declared a fourth quarter dividend of $0.25 per share, payable on December 31, 2025 to stockholders of record as of the close of business on December 17, 2025.

Subsequent to September 30, 2025, company-specific issues were identified related to our investment in Homerenew Buyer Inc. ("Renovo"), a direct-to-consumer home remodeling business, which commenced a liquidation process on November 3, 2025. While Renovo was previously removed from non-accrual status following a comprehensive recapitalization in the second quarter, the Company subsequently determined early in the fourth quarter that it does not expect to recover value from its investment in Renovo, and expects to fully write the investment down in the fourth quarter of 2025. As of September 30, 2025, the value of the Company’s investment in Renovo represented approximately 0.7% of the Company’s total investments at fair value. It is anticipated to impact the Company’s fourth quarter NAV by approximately $0.15 per share on a pro forma basis. The Company views this outcome to be a result of issues specific to this issuer, rather than a reflection of broader sector weakness.

CONFERENCE CALL AND WEBCAST

BlackRock TCP Capital Corp. will host a conference call on Thursday November 6, 2025 at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time) to discuss its financial results. All interested parties are invited to participate in the conference call by dialing (833) 470-1428; international callers should dial (404) 975-4839. All participants should reference the access code 824637. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Third Quarter 2025 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through November 13, 2025. For the replay, please visit https://investors.tcpcapital.com/events-and-presentations or dial (866) 813-9403. For international replay, please dial (929) 458-6194. For all replays, please reference access code 149485.

BlackRock TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	September 30, 2025	December 31, 2024
	(unaudited)
Assets
Investments, at fair value:
Non-controlled, non-affiliated investments (cost of $1,488,291,010 and $1,737,804,418, respectively)	$1,461,922,496	$1,565,603,753
Non-controlled, affiliated investments (cost of $112,014,280 and $59,606,472, respectively)	100,498,613	49,444,695
Controlled investments (cost of $194,707,405 and $221,803,172, respectively)	154,270,308	179,709,888
Total investments (cost of $1,795,012,695 and $2,019,214,062, respectively)	1,716,691,417	1,794,758,336

Cash and cash equivalents	60,994,300	91,589,702
Interest, dividends and fees receivable	24,486,892	22,784,825
Deferred debt issuance costs	5,730,840	6,235,009
Receivable for investments sold	567,899	4,487,697
Due from broker	—	817,969
Prepaid expenses and other assets	2,409,284	2,357,825
Total assets	1,810,880,632	1,923,031,363

Liabilities
Debt (net of deferred issuance costs of $5,868,338 and $7,974,601, respectively)	1,051,615,309	1,118,340,225
Interest and debt related payables	9,804,900	8,306,126
Management fees payable	3,522,791	5,750,971
Reimbursements due to the Advisor	1,721,040	932,224
Interest Rate Swap, at fair value	—	731,830
Payable for investments purchased	—	99,494
Accrued expenses and other liabilities	4,192,929	3,746,826
Total liabilities	1,070,856,969	1,137,907,696

Net assets	$740,023,663	$785,123,667

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 85,011,001 and 85,080,447 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	$85,011	$85,080
Paid-in capital in excess of par	1,730,593,448	1,731,057,459
Distributable earnings (loss)	(990,654,796)	(946,018,872)
Total net assets	740,023,663	785,123,667
Total liabilities and net assets	$1,810,880,632	$1,923,031,363

Net assets per share	$8.71	$9.23

BlackRock TCP Capital Corp.

Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Investment income	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income (excluding PIK):
Non-controlled, non-affiliated investments	$40,969,242	$61,647,228	$126,035,196	$173,856,058
Non-controlled, affiliated investments	912,871	381,494	1,589,518	1,113,813
Controlled investments	2,258,585	2,980,201	6,838,396	8,535,851
PIK interest income:
Non-controlled, non-affiliated investments	3,346,311	3,827,236	14,584,650	8,267,269
Non-controlled, affiliated investments	1,011,878	—	1,011,878	92,675
Controlled investments	415,661	388,897	1,491,424	1,092,618
Dividend income:
Non-controlled, non-affiliated investments	463,624	141,677	1,349,150	1,048,373
Non-controlled, affiliated investments	221,500	1,015,415	1,444,050	2,747,604
Controlled investments	913,861	423,031	3,521,218	1,301,106
Other income:
Non-controlled, non-affiliated investments	2,244	127,308	4,209	132,654
Total investment income	50,515,777	70,932,487	157,869,689	198,188,021

Operating expenses
Interest and other debt expenses	16,816,947	21,160,551	50,989,413	54,117,604
Management fees	5,544,927	6,185,025	16,489,889	18,567,719
Professional fees	825,189	842,389	2,640,088	2,443,988
Administrative expenses	414,900	547,458	1,566,294	1,702,669
Insurance expense	215,873	214,102	652,799	565,168
Director fees	182,500	202,500	567,500	616,719
Custody fees	91,880	96,574	276,413	285,639
Incentive fees	—	6,540,286	—	19,236,336
Other operating expenses	990,597	1,265,961	3,105,305	2,687,733
Total operating expenses, before management fee waiver	25,082,813	37,054,846	76,287,701	100,223,575
Management fee waiver	(1,848,309)	—	(5,496,629)	—
Total operating expenses, after management fee waiver	23,234,504	37,054,846	70,791,072	100,223,575

Net investment income	27,281,273	33,877,641	87,078,617	97,964,446

Realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Non-controlled, non-affiliated investments	(77,727,536)	(31,425,777)	(184,932,758)	(54,297,646)
Non-controlled, affiliated investments	(4,097,709)	—	(4,097,709)	(12,810,138)
Controlled investments	(15,212,153)	—	(15,212,153)	—
Interest Rate Swap	—	—	(9,491)	—
Net realized gain (loss)	(97,037,398)	(31,425,777)	(204,252,111)	(67,107,784)

Net change in unrealized appreciation (depreciation) (1):
Non-controlled, non-affiliated investments	79,382,048	27,118,840	146,250,740	(36,652,226)
Non-controlled, affiliated investments	915,853	(3,594,328)	(1,366,401)	(9,661,686)
Controlled investments	13,827,936	(4,539,213)	1,656,187	(9,190,060)
Interest Rate Swap	—	195,797	(9,316)	60,894
Net change in unrealized appreciation (depreciation)	94,125,837	19,181,096	146,531,210	(55,443,078)

Net realized and unrealized gain (loss)	(2,911,561)	(12,244,681)	(57,720,901)	(122,550,862)
		—
Net increase (decrease) in net assets resulting from operations	$24,369,712	$21,632,960	$29,357,716	$(24,586,416)

Basic and diluted earnings (loss) per share	$0.29	$0.25	$0.35	$(0.32)

Basic and diluted weighted average common shares outstanding	85,034,351	85,591,134	85,051,475	77,772,017

(1) Includes $21,347,357 change in unrealized appreciation from application of Merger accounting under ASC 805 for the nine months ended September 30, 2024.

ABOUT BLACKROCK TCP CAPITAL CORP.

BlackRock TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, an indirect subsidiary of BlackRock, Inc. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in BlackRock TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. We use words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “could,” “may,” “plan” and similar words to identify forward-looking statements. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors could cause actual results to differ materially from those contained in the forward-looking statements, including, but not limited to, those factors included in the “Risk Factors” section of the company’s Form 10-K for the year ended December 31, 2024, and the company’s subsequent periodic filings on Form 10-Q with the SEC. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the ability to realize the anticipated benefits of the Merger, including the expected accretion to net investment income and the elimination or reduction of certain expenses and costs due to the Merger; (ii) risks related to diverting management’s attention from ongoing business operations; (iii) risks related to the retention of the personnel of TCPC’s advisor; (iv) changes in the economy, financial markets and political environment; (v) risks associated with possible disruption in the operations of TCPC or the economy generally due to terrorism, war or other geopolitical conflict (including the current conflict between Russia and Ukraine and the conflict in the Middle East), trade protection or trade wars, natural disasters or public health crises and epidemics; (vi) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (vii) conditions in TCPC’s operating areas, particularly with respect to business development companies or regulated investment companies; and (viii) other considerations that may be disclosed from time to time in TCPC’s publicly disseminated documents and filings. Copies are available on the SEC’s website at www.sec.gov and the Company’s website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release and are subject to change without notice. The Company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

BlackRock TCP Capital Corp.

CONTACT

BlackRock TCP Capital Corp.

Alex Doll

(310) 566-1094

investor.relations@tcpcapital.com